UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported: February 26, 2018

RELIANT BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Tennessee	001-37391	37-1641316
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1736 Carothers Parkway, Suite 100 Brentwood, Tennessee	37027
(Address of Principal Executive Offices)	(Zip Code)

(615) 221-2020
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Throughout this Current Report on Form 8-K, the terms “we” and “our” refers to Reliant Bancorp, Inc. (“Reliant”).

Item 8.01     Other Events.

On February 26, 2018, our director, William R. DeBerry, entered into a written trading plan (the “10b5-1 Plan”) in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and our insider trading policy.

Under the 10b5-1 Plan, Mr. DeBerry will sell shares in one or more transactions, if the market price of Reliant common stock reaches or exceeds certain price thresholds specified in the 10b5-1 Plan. Between March 28, 2018 and February 26, 2019, the maximum number of shares Mr. DeBerry may sell pursuant to his 10b5-1 Plan is 10,000.

Trades under the 10b5-1 Plans will be reported through Form 144 and Form 4 filings made with the Securities and Exchange Commission, as required.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RELIANT BANCORP, INC.

Date: March 2, 2018
/s/ DeVan D. Ard, Jr.
DeVan D. Ard, Jr. Chairman, President, and Chief Executive Officer